Exhibit 99.01

Press Release www.shire.com

Full Year 2009 results date notification – 19 February 2010

February 4, 2010 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce full year 2009 earnings on Friday 19 February 2010.

Results press release will be issued at:	12:00 GMT / 07:00 EST
Investor conference call time:	14:00 GMT / 09:00 EST

Angus Russell, Chief Executive Officer, Graham Hetherington, Chief Financial Officer, Mike Cola, President, Specialty Pharmaceuticals and Sylvie Grégoire, President, Human Genetic Therapies will host the investor and analyst conference call at 14:00 GMT/9:00 EST.

The details of the conference call are as follows:

UK dial in:	0844 800 3850 or 01296 311 600
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 (0) 1296 311 600
Password/Conf ID:	587 261#
Live Webcast:	http://www.shire.com/shireplc/en/investors

Replay:
A replay of the conference call will be available by phone for two weeks and on our website for 12 months.  For further information; please visit our Investor Relations’ website.
http://www.shire.com/shireplc/en/investors

For further information please contact:

Investor Relations	Souheil Salah	+44 1256 894 160
	Ricki Greenwood	+1 (484) 595-8517

Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX